    EXHIBIT 99.1

Shutterstock Reports Fourth Quarter and Full Year 2021 Financial Results

New York, NY - February 10, 2022 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform offering full-service solutions, high-quality content, and creative workflow solutions for brands, businesses and media companies, today announced financial results for the fourth quarter and full year ended December 31, 2021.
Commenting on the Company’s performance, Stan Pavlovsky, the Company’s Chief Executive Officer, said, “We ended 2021 with solid performance, driven by our Enterprise sales execution and continued popularity in our subscription products. We are well positioned for 2022 and progressing rapidly on our journey to transform Shutterstock into a creative platform leveraging content, data, and workflow applications."

Fourth Quarter 2021 highlights as compared to Fourth Quarter 2020:
    Financial Highlights
•Revenue increased 14% to $205.8 million. On a constant currency basis, revenue increased 15%.
•Income from operations decreased 47% to $14.6 million.
•Net income decreased 35% to $16.9 million.
•Adjusted EBITDA decreased 19% to $39.2 million.
•Net income per diluted share decreased $0.25 to $0.45.
•Adjusted net income per diluted share decreased $0.16 to $0.77.
•Operating cash flows decreased 16% to $54.5 million.
•Free cash flow decreased 21% to $46.6 million.

    Key Operating Metrics
•Subscribers increased 22% to 343,000.
•Subscriber revenue increased 14% to $81.4 million.
•Average revenue per customer increased 11% to $368.
•Paid downloads decreased 2% to 45.0 million.
•Revenue per download increased 10% to $4.29.
•Image collection expanded 11% to over 400 million images.
•Footage collection expanded 14% to over 24 million clips.

Full Year 2021 highlights as compared to Full Year 2020:
Financial Highlights
•Revenue increased 16% to $773.4 million. On a constant currency basis, revenue increased 15%.
•Income from operations increased 27% to $108.1 million.
•Net income increased 28% to $91.9 million.
•Adjusted EBITDA increased 25% to $193.1 million.
•Net income per diluted share increased 25% to $2.46 per share.
•Adjusted net income per diluted share increased 33% to $3.48 per share.

Key Operating Metrics
•Subscriber revenue increased 20% to $317.5 million.
•Paid downloads remained flat at 180.0 million.
•Revenue per download increased 13% to $4.16.

SHUTTERSTOCK INVESTOR RELATIONS MICRO SITE
Accessible at content.shutterstock.com/investor-report/index.html.

FOURTH QUARTER RESULTS
Revenue
Fourth quarter revenue of $205.8 million increased $24.8 million or 14% as compared to the fourth quarter of 2020. Revenue generated through our E-commerce sales channel increased 16% as compared to the fourth quarter of 2020, to $129.4 million, and represented 63% of total revenue in the fourth quarter of 2021. E-commerce revenue growth was driven by higher subscriber revenue and also benefited from our acquisitions of TurboSquid and PicMonkey. Revenue from our Enterprise sales channel increased 10% as compared to the fourth quarter of 2020, to $76.4 million, and represented 37% of fourth quarter revenue in 2021. Enterprise revenue growth was driven by billings momentum over the last several quarters, supported by strong sales execution.
On a constant currency basis, revenue increased 15% in the fourth quarter of 2021 as compared to the fourth quarter of 2020. On a constant currency basis, E-commerce and Enterprise revenues increased by 17% and 11%, respectively, in the fourth quarter of 2021, as compared to 2020.
Net income and net income per diluted share
Net income of $16.9 million decreased $9.0 million as compared to $25.9 million for the fourth quarter in 2020. Net income per diluted share was $0.45, as compared to $0.70 for the same period in 2020. This decrease was due primarily to increases in operating expenses partially offset by revenue growth in the fourth quarter of 2021 as compared to 2020. The increase in operating expenses was driven by higher royalty expense and depreciation and amortization expense reported in cost of revenues and higher marketing expenses.
Adjusted net income per diluted share was $0.77 as compared to $0.93 for the fourth quarter of 2020, a decrease of $0.16 per diluted share.
Adjusted EBITDA
Adjusted EBITDA of $39.2 million for the fourth quarter of 2021 decreased by $9.3 million, or 19%, as compared to the fourth quarter of 2020, due primarily to higher operating expenses, partially offset by increased revenue. The adjusted EBITDA margin decreased to 19.0% from 26.8% in the fourth quarter of 2020.

FULL YEAR RESULTS
Revenue
Full year revenue of $773.4 million increased $106.7 million or 16% as compared to 2020. Revenue generated through our E-commerce sales channel increased 19% as compared to the full year 2020, to $490.2 million and represented 63% of total revenue in 2021. Revenue from our Enterprise sales channel increased 11% as compared to 2020, to $283.2 million and represented 37% of total revenue in 2021.
On a constant currency basis, revenue increased 15% in 2021 as compared to 2020. On a constant currency basis, E-commerce and Enterprise revenues increased by 16% and 10%, respectively, in 2021, as compared to 2020.

Net income and Income per diluted share
Net income of $91.9 million increased $20.1 million as compared to $71.8 million for the full year 2020. Net income per diluted share was $2.46 as compared to $1.97 for the full year 2020. This increase is primarily due to higher revenues, partially offset by increases in operating expenses in 2021 as compared to 2020. The increase in operating expenses is driven by higher royalty expense and depreciation and amortization expense reported in cost of revenues and higher marketing expenses. In addition, general and administrative expenses increased as a result of higher compensation expense as well as higher professional fees driven by our acquisitions of TurboSquid and PicMonkey.
Adjusted net income per diluted share of $3.48 increased by $0.86, as compared to $2.62 for the full year 2020.

Adjusted EBITDA
Adjusted EBITDA of $193.1 million for 2021 increased $38.1 million or 25% as compared to the full year 2020, primarily due to our increased operating income in 2021 as compared to 2020.

LIQUIDITY
For the full year 2021, our cash and cash equivalents decreased by $114.6 million to $314.0 million at December 31, 2021, as compared with $428.6 million as of December 31, 2020. This decrease was driven by $250.4 million used in investing activities and $77.7 million used in financing activities, partially offset by $216.4 million of net cash provided by our operating activities. Net cash provided by our operating activities was favorably affected by our increased operating income, in addition to changes in the timing of payments pertaining to operating expenses.
Cash used in investing activities primarily consisted of (i) $181.6 million cash used in the acquisitions of TurboSquid and PicMonkey; (ii) $31.6 million cash used in the asset acquisitions of Pattern89, Inc., Datasine Limited and assets from Shotzr, Inc.; (iii) capital expenditures of $28.1 million for internal-use software and website development costs, and purchases of software and equipment; and (iv) $8.9 million paid to acquire the rights to distribute certain digital content in perpetuity. Cash used in financing activities primarily consisted of (i) $30.7 million, related to the payment of the quarterly cash dividend; (ii) $26.5 million in connection with the repurchase of common stock under our share repurchase program; and (iii) $22.7 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards. These amounts were partially offset by approximately $2.1 million in proceeds received in connection with the exercise of stock options.
Free cash flow was $179.4 million for the full year 2021, an increase of $35.1 million from the full year 2020. This change was primarily driven by higher cash flows from operating activities.

QUARTERLY CASH DIVIDEND
In December of 2021, the Company paid a cash dividend of $0.21 per common share or $7.7 million and during the year ended December 31, 2021, the Company paid cash dividends of $0.84 per common share, or $30.7 million.
On January 24, 2022, the Board of Directors declared a dividend of $0.24 per share of outstanding common stock, payable on March 17, 2022 to stockholders of record at the close of business on March 3, 2022.

KEY OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Subscribers (end of period)(1)	343,000	281,000	343,000	281,000
Subscriber revenue (in millions)(2)	$81.4	$71.1	$317.5	$265.3

Average revenue per customer (last twelve months)(3)	$368	$333	$368	$333
Paid downloads (in millions)(4)	45.0	45.8	180.0	180.0
Revenue per download(5)	$4.29	$3.91	$4.16	$3.68
Content in our collection (end of period, in millions)(6):
Images	400	360	400	360
Footage clips	24	21	24	21
_______________________________________________________________________________________________________________________
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period excluding customers from our acquisitions of TurboSquid and PicMonkey.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period excluding revenues from our acquisitions of TurboSquid and PicMonkey.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers, excluding revenues from our acquisitions of TurboSquid and PicMonkey. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period, excluding customers from our acquisitions of TurboSquid and PicMonkey.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to custom content, downloads of content that are offered to customers for no charge, including our free image of the week and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.

2022 GUIDANCE UPDATE
The Company’s current expectations for the full year 2022 are as follows:
•Revenue of $835 million to $850 million, representing annual growth of 8% - 10%
•Adjusted EBITDA of between $210 million to $217 million
•Adjusted net income per diluted share of between $3.65 to $3.80

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, foreign currency transaction gains and losses, interest income and expense and income taxes; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and the estimated tax impact of such adjustments; adjusted net income per diluted share as adjusted net income divided by weighted average diluted shares; revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, content acquisition, and, with respect to the year ended December 31, 2020, a payment associated with long-term incentives related to our 2017 acquisition of Flashstock. These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and after excluding the impact of nonrecurring payments associated with long-term incentives related to our 2017 acquisition of Flashstock, and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings, free cash flow, and the most comparable financial measures calculated and presented in accordance with

GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance or a reconciliation of adjusted net income per diluted share guidance to net income per diluted share guidance, because we are unable to calculate with reasonable certainty the impact of potential future transactions, including, but not limited to, capital structure transactions, restructuring, acquisitions, divestitures or other events and asset impairments, without unreasonable effort. These amounts depend on various factors and could have a material impact on net income and net income per diluted share, but may be excluded from adjusted EBITDA and adjusted net income per diluted share. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its fourth quarter and full year financial results during a teleconference today, February 10, 2022, at 8:30 AM ET. The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 4904928. A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.
Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until February 17, 2022 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 4904928.
Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), is a leading global creative platform offering full-service solutions, high-quality content, and creative workflow solutions for brands, businesses and media companies. Directly and through its group subsidiaries, Shutterstock’s comprehensive collection includes high-quality licensed photographs, vectors, illustrations, 3D models, videos and music. Working with its growing community of over 2.0 million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 400 million images and more than 24 million video clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns PicMonkey, a leading online graphic design and image editing platform; Offset, a high-end image collection; Shutterstock Studios, an end-to-end custom creative shop; PremiumBeat, a curated royalty-free music library; Shutterstock Editorial, a premier source of editorial images and videos for the world’s media; TurboSquid, a leading 3D content marketplace; Amper Music, an AI-driven music platform; and Bigstock, a value-oriented stock media offering.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly in the discussion under the caption “2022 Guidance Update.” All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, future dividends, our ability to consummate acquisitions and integrate the businesses we have acquired or may acquire into our existing operations, new or planned features, products or services, management strategies, our competitive position and the COVID-19 pandemic. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Chris Suh	Aimée Leabon
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenue	$205,783	$180,944	$773,415	$666,686

Operating expenses:
Cost of revenue	78,436	66,308	277,659	259,573
Sales and marketing	62,605	44,369	204,878	159,241
Product development	15,725	9,867	52,014	46,038
General and administrative	34,423	32,807	130,758	116,568
Total operating expenses	191,189	153,351	665,309	581,420
Income from operations	14,594	27,593	108,106	85,266
Other (expense) / income, net	(482)	4,763	(3,370)	4,257
Income before income taxes	14,112	32,356	104,736	89,523
Provision for income taxes	(2,774)	6,477	12,853	17,757
Net income	$16,886	$25,879	$91,883	$71,766

Earnings per share
Basic	$0.46	$0.71	$2.52	$2.00
Diluted	$0.45	$0.70	$2.46	$1.97

Weighted average common shares outstanding:
Basic	36,507	36,234	36,509	35,844
Diluted	37,438	37,183	37,324	36,369

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$314,017	$428,574
Accounts receivable, net of allowance of $1,910 and $4,942	47,707	43,846
Prepaid expenses and other current assets	26,491	16,650
Total current assets	388,215	489,070
Property and equipment, net	48,074	50,906
Right-of-use assets	34,570	39,552
Intangibles assets, net	123,822	25,765
Goodwill	219,816	89,413
Deferred tax assets, net	10,512	13,566
Other assets	26,701	21,372
Total assets	$851,710	$729,644

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,092	$2,442
Accrued expenses	99,529	67,909
Contributor royalties payable	29,004	26,336
Deferred revenue	180,979	149,843
Other liabilities	14,180	10,399
Total current liabilities	333,784	256,929
Deferred tax liability, net	2,781	—
Lease liabilities	36,966	41,620
Other non-current liabilities	9,697	9,170
Total liabilities	383,228	307,719
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 39,209 and 38,803 shares issued and 36,417 and 36,245 shares outstanding as of December 31, 2021 and December 31, 2020, respectively	392	389
Treasury stock, at cost; 2,792 and 2,558 shares as of December 31, 2021 and December 31, 2020, respectively	(127,196)	(100,027)
Additional paid-in capital	376,537	360,939
Accumulated other comprehensive loss	(10,788)	(7,681)
Retained earnings	229,537	168,305
Total stockholders’ equity	468,482	421,925
Total liabilities and stockholders’ equity	$851,710	$729,644

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$16,886	$25,879	$91,883	$71,766
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,040	10,239	48,771	41,359
Deferred taxes	(2,191)	1,225	(1,771)	1,019
Non-cash equity-based compensation	9,540	10,628	36,179	28,309
Bad debt expense	(45)	994	137	2,580
Changes in operating assets and liabilities:
Accounts receivable	(2,465)	3,648	(4,093)	513
Prepaid expenses and other current and non-current assets	(1,715)	2,591	(13,184)	9,775
Accounts payable and other current and non-current liabilities	9,805	3,290	34,444	8,587
Long-term incentives related to acquisitions	—	—	—	(7,759)
Contributor royalties payable	(302)	1,258	898	1,075
Deferred revenue	9,961	5,095	23,108	7,848
Net cash provided by operating activities	$54,514	$64,847	$216,372	$165,072

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(6,958)	(5,353)	(28,125)	(25,630)
Business combination, net of cash acquired	163	—	(181,609)	—
Asset acquisitions	(199)	(1,850)	(31,639)	(1,850)
Long term investments	—	(5,000)	—	(5,000)
Acquisition of content	(984)	(863)	(8,874)	(2,970)
Security deposit (payment) / release	(53)	(156)	(191)	140
Net cash used in investing activities	$(8,031)	$(13,222)	$(250,438)	$(35,310)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	—	—	—	23,153
Purchase of treasury shares	(22,322)	—	(26,493)	—
Proceeds from exercise of stock options	130	542	2,148	1,171
Cash paid related to settlement of employee taxes related to RSU vesting	(1,453)	(649)	(22,726)	(4,510)
Payment of cash dividend	(7,651)	(6,154)	(30,651)	(24,401)
Net cash used in financing activities	$(31,296)	$(6,261)	$(77,722)	$(4,587)

Effect of foreign exchange rate changes on cash	(1,749)	83	(2,769)	(2,475)
Net increase / (decrease) in cash, cash equivalents and restricted cash	13,438	45,447	(114,557)	122,700

Cash, cash equivalents and restricted cash, beginning of period	300,579	383,127	428,574	305,874
Cash, cash equivalents and restricted cash, end of period	$314,017	$428,574	$314,017	$428,574

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$4,281	$5,984	$19,092	$8,751

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$16,886	$25,879	$91,883	$71,766
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	15,040	10,239	48,771	41,359
Non-cash equity-based compensation	9,540	10,628	36,179	28,309
Other adjustments, net (1)	482	(4,763)	3,370	(4,257)
Provision for income taxes	(2,774)	6,477	12,853	17,757
Adjusted EBITDA	$39,174	$48,460	$193,056	$154,934
Adjusted EBITDA margin	19.0%	26.8%	25.0%	23.2%
____________________________________________________________________________________________________________________
(1)Other adjustments, net includes foreign currency transaction gains and losses, and interest income and expense.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$16,886	$25,879	$91,883	$71,766
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	9,540	10,628	36,179	28,309
Tax effect of non-cash equity-based compensation (2)	(2,242)	(2,498)	(8,502)	(6,653)
Acquisition-related amortization expense (3)	6,081	648	13,334	2,261
Tax effect of acquisition-related amortization expense (2)	(1,429)	(152)	(3,133)	(531)
Adjusted net income	$28,836	$34,505	$129,761	$95,152

Net income per diluted share	$0.45	$0.70	$2.46	$1.97
Adjusted net income per diluted share	$0.77	$0.93	$3.48	$2.62
Weighted average diluted shares	37,438	37,183	37,324	36,369
____________________________________________________________________________________________________________________
(2)Statutory tax rates are used to calculate the tax effect of the adjustments.
(3)Of these amounts, $5.3 million and $0.1 million for the three months ended December 31, 2021 and 2020, respectively, and $10.2 million and $0.2 million for the years ended December 31, 2021 and 2020, respectively, are included within cost of revenue in the Statements of Operations. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statements of Operations.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Total Revenues	$205,783	$180,944	$773,415	$666,686

Revenue growth	14%	9%	16%	2%
Revenue growth on a constant currency basis	15%	7%	15%	2%

E-commerce revenues	$129,390	$111,805	$490,212	$412,521
Revenue growth: E-commerce	16%	11%	19%	5%
Revenue growth: E-commerce on a constant currency basis	17%	9%	16%	5%

Enterprise revenues	$76,393	$69,139	$283,203	$254,165
Revenue growth: Enterprise	10%	6%	11%	(2)%
Revenue growth: Enterprise on a constant currency basis	11%	4%	10%	(2)%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$54,514	$64,847	$216,372	$165,072
Capital expenditures	(6,958)	(5,353)	(28,125)	(25,630)
Content acquisition	(984)	(863)	(8,874)	(2,970)
Payments associated with long-term incentives related to acquisitions	—	—	—	7,759
Free cash flow	$46,572	$58,631	$179,373	$144,231

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
E-commerce revenue	$129,390	$111,805	$490,212	$412,521
Enterprise revenue	$76,393	$69,139	$283,203	$254,165
Total revenue	$205,783	$180,944	$773,415	$666,686

Change in total deferred revenue(1)	$9,359	$5,186	$22,161	$7,921
Total billings	$215,142	$186,130	$795,576	$674,607
_______________________________________________________________________________________________________________________
(1) Change in total deferred revenue excludes deferred revenue acquired through business combinations.

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20

Subscribers (end of period, in thousands) (1)	343	336	321	306	281	255	223	209
Subscriber revenue (in millions) (2)	$81.4	$81.5	$78.1	$76.5	$71.1	$67.6	$62.7	$63.9

Average revenue per customer (last twelve months) (3)	$368	$361	$356	$342	$333	$328	$326	$329
Paid downloads (in millions) (4)	45.0	44.3	44.9	45.8	45.8	43.4	44.0	46.8
Revenue per download (5)	$4.29	$4.20	$4.17	$3.96	$3.91	$3.79	$3.61	$3.42
Content in our collection (end of period, in millions): (6)
Images	400	390	380	370	360	350	340	330
Footage clips	24	23	22	21	21	20	19	18

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20

Cost of revenue	$54	$(49)	$194	$164	$155	$125	$99	$51
Sales and marketing	857	638	926	467	586	467	374	460
Product development	2,017	1,675	1,799	1,229	1,038	1,263	1,068	1,125
General and administrative	6,612	6,479	6,767	6,350	8,849	6,430	2,095	4,124
Total non-cash equity-based compensation	$9,540	$6,612	$6,479	$6,767	$6,350	$8,849	$6,430	$2,095

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20

Cost of revenue	$13,682	$11,343	$8,214	$8,311	$8,679	$8,222	$9,274	$8,841
General and administrative	1,358	2,146	1,937	1,780	1,560	1,527	1,578	1,678
Total depreciation and amortization	$15,040	$13,489	$10,151	$10,091	$10,239	$9,749	$10,852	$10,519

(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period excluding customers from our acquisitions of TurboSquid and PicMonkey.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period excluding revenues from our acquisitions of TurboSquid and PicMonkey.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers, excluding revenues from our acquisitions of TurboSquid and PicMonkey. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period, excluding customers from our acquisitions of TurboSquid and PicMonkey.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to custom content, downloads of content that are offered to customers for no charge, including our free image of the week and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.